Exhibit 10.15(b)

AMENDATORY AGREEMENT

This AMENDATORY AGREEMENT is made by and among STANLEY LOGISTICS, INC., a Delaware corporation, and THE STAKLEY WORKS, a Connecticut corporation with its principal place of business at 100 Stanley Drive, New Britain, Connecticut 06053, (collectively, "OWNER"), and MAGLA PRODUCTS, INC., a New Jersey corporation with its principal place of business at 159 South Street, P.O. Box 1934, Morristown, New Jersey 07960 ("LICENSEE").

WHEREAS, OWNER and LICENSEE have entered into a License Agreement dated November 2, 1998 (hereinafter "Agreement"); and

WHEREAS, OWNER and LICENSEE desire to modify and amend the Agreement;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, OWNER and LICENSEE agree as follows:

1.	The LICENSED TERRITORY, as set forth in EXHIBIT 2 of the Agreement, shall be deleted and replaced with the following:

United States, its territories and possessions, the Commonwealth of Puerto Rico, Canada, Mexico and the countries of South and Central America.

2.	The terms and conditions of the Agreement shall, except as modified and amended herein, remain in full force and effect.

 IN WITNESS WHEREOF, the parties hereto have executed this .Amendatory Agreement this           day of October, 1999.

MAGLA PRODUCTS, INC.		THE STANLEY WORKS

By:	/s/ Jordan Glatt	By:	/s/ Barbara B. Hunnicutt

Title:	President	Title:	Director of Licensing

STANLEY LOGISTICS, INC.

		By:	/s/ Barbara B. Hunnicutt

		Title:	Vice President